Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Merfin Systems 401(K) Profit Sharing Plan of our report dated August 7, 1997 with respect to the consolidated financial statements of Buckeye Technologies Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997 and the related financial statements schedule included therein, filed with the Securities and Exchange Commission.

                                                       s/s ERNST & YOUNG LLP
                                                       ---------------------
                                                         ERNST & YOUNG LLP

Memphis, Tennessee
August 10, 1998